SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2002
Date of Report (Date of earliest event reported)

CAPTARIS, INC.
(Exact name of registrant as specified in its charter)

Washington	0-25186	91-1190085
(State or other jurisdiction of incorporatlon or organization)	(Commission File Number)	(IRS Employer Identification No.)

11410 NE 122nd Way
Kirkland, Washington 98034
(Address of principal executive offices)

(425) 820-6000
(Registrant’s telephone number, including area code)

Item 5.    Other Events

On August 15, 2002, Captaris, Inc., a Washington corporation (“Captaris”), filed a Notification of Late Filing on Form 12b-25 relating to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

On July 16, 2002, the Company’s newly appointed independent auditors identified an item that requires the restatement of previously filed financial statements. These circumstances were described in a press release dated July 25, 2002 and filed as Exhibit 99.1 on Form 8-K, which was filed with the Securities & Exchange Commission on July 26, 2002. As a result, the Company will be restating its financial statements for the three and six months ended June 30, 2001, and its financial statements for the year ended December 31, 2001. Due to the restatement, the Company required additional time to complete its Form 10-Q.

Management intends to file the Form 10-Q with the Securities and Exchange Commission by August 19, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTARIS, INC.

/s/ JEFFREY B. DECILLIA
Jeffrey B. deCillia, Senior Vice President, Chief Financial Officer and Secretary

Date: August 15, 2002

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